SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APPIANT TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[APPIANT TECHNOLOGIES INC. LOGO]

6663 Owens Drive
Pleasanton, California 94588

May     , 2002

To Our Stockholders:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of stockholders of Appiant Technologies Inc. (the “Company”). The annual meeting will be held on Monday, June 24, 2002 at 10:00 a.m. Pacific Daylight Time, at the Four Points Hotel by Sheraton, 5115 Hopyard Road, Pleasanton, California 94588.

At the Annual Meeting, you will be asked to elect four directors, ratify and approve the issuance and sale of secured convertible debentures and related warrants and common stock issuable upon conversion and exercise thereof by certain investors, and ratify the appointment of PricewaterhouseCoopers LLP as our independent certified public accountants for the fiscal year ending September 30, 2002.

We are also providing along with the proxy statement a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2001. We encourage you to read our Form 10-K.

We hope you will be able to attend the Annual Meeting on June 24, 2002 for a report on the status of the Company’s business and performance during the fiscal year ended September 30, 2001. There will also be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

Very truly yours,

Douglas S. Zorn,
Chief Executive Officer and President
Appiant Technologies Inc.

APPIANT TECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2002

TO THE STOCKHOLDERS OF APPIANT TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of stockholders of Appiant Technologies Inc., a Delaware corporation (the “Company”), will be held on June 24, 2002 at 10:00 a.m. Pacific Daylight Time, at Four Points Hotel by Sheraton, 5115 Hopyard Road, Pleasanton, California 94588. for the following purposes:

1.    ELECTION OF DIRECTORS.    To elect four directors to the Company’s board of directors to hold office until the next annual meeting of stockholders, or until their respective successors have been duly elected and qualified.

2.    RATIFICATION AND APPROVAL OF THE SECURITIES ISSUANCE.    To consider and vote upon a proposal to ratify and approve (i) the issuance and sale of up to $4,145,750 of secured convertible debentures and related warrants to certain investors and (ii) the issuance of common stock issuable upon the conversion of such secured convertible debentures and the exercise of such warrants.

3.    RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS.    To ratify and approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the Company’s fiscal year ending September 30, 2002.

4.    OTHER BUSINESS.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on May 30, 2002, as the record date (the “Record Date”) for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

______________________________
Douglas S. Zorn,
Chief Executive Officer and President

Pleasanton, California
June    , 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

APPIANT TECHNOLOGIES INC.
6663 Owens Drive
Pleasanton, California 94588

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2002

General Information

This proxy statement is furnished to stockholders of Appiant Technologies Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s board of directors (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the Company’s annual meeting (the “Annual Meeting”) of stockholders to be held on Monday, June 24, 2002, at Four Points Hotel by Sheraton, 5115 Hopyard Road, Pleasanton, California 94588, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting for the proposals set forth in the accompanying notice of annual meeting of stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to us (to the attention of Christopher J. Borders, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The Company’s principal executive offices are located at 6663 Owens Drive, Pleasanton, California 94588 and the telephone number is (925) 251-3200.

Solicitation and Voting Procedures

The proxy statement and the enclosed proxy card are being mailed to the stockholders on or about June    , 2002. This proxy statement and the accompanying proxy card are for the use by the stockholders.

The Company’s Bylaws provide that no less than one-third of all of the shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions and broker non-votes will be counted toward the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

All expenses in connection with the solicitation of proxies will be borne by the Company. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, by telephone or by facsimile through the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Shares Entitled to Vote and Required Vote

The Company’s outstanding common stock (“Common Stock”) and Series B Preferred Stock (“Preferred Stock”) constitute the only classes of securities entitled to notice of, or to vote at, the Annual Meeting. Stockholders of record of the Common Stock and the Preferred Stock at the close of business on May 30, 2002 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On Record Date, there were         shares of the Company’s Common Stock and         shares of the Company’s Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter which may come before the Annual Meeting. Each share of Preferred Stock entitles the holder to one vote for each share of Common Stock into which such Preferred Stock could then be converted.

Prior to the Annual Meeting, the Company will select an inspector of election for the Annual Meeting. Such inspector shall determine the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Such inspector may be assisted by an automated system administered by the Company’s transfer agent to tabulate votes cast by proxy at the Annual Meeting, and one of the Company’s officers will tabulate votes cast in person at the Annual Meeting.

The nominees for directors will be elected by a plurality of all the votes cast at the Annual Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The approval of Proposals 2 and 3 will require the affirmative vote of a majority of all the outstanding shares present or represented and entitled to vote at the Annual Meeting.

Abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders and therefore have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. Accordingly, as to Proposals 2 and 3, whose approval requires the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes and shares as to which proxy authority has been withheld shall have no effect.

If less than a quorum, one-third of the shares entitled to vote, are represented at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting to another date, time or place until a quorum is present. Notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken and such new date is within thirty (30) days of the original Annual Meeting date.

The shares represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instructions are given, in favor of Proposals 1, 2 and 3. The Company does not presently know of any other business that may come before the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to hold office until the 2003 annual meeting of stockholders or until their successors have been elected and qualified. The six nominees for election as directors are listed below. Each nominee is currently a member of the Company’s Board of Directors and has consented, if elected as a director of the Company, to serve until his term expires. Should any nominee become unable or unwilling to accept nomination or election as director for any reason, the persons named in the enclosed proxy card may vote for a substitute nominee designated by the board of directors. The Company have no reason to believe the nominees named will be unable or unwilling to serve if elected.

Allen F. Jacobson and Ram V. Mani will not seek re-election as directors of the Company and their terms as directors will automatically expire immediately prior to the Annual Meeting. The Board plans to fill the vacancies created upon the resignations of Messrs. Jacobson and Mani, but does not anticipate filling the vacancies by the date of the Annual Meeting.

The persons nominated as directors, their current position with the Company and their ages are as follows:

Nominees	Age	Position
Douglas S. Zorn	52	Chairman of the Board, Chief Executive Officer, President
L. Thomas Baldwin III	46	Director
Robert J. Schmier	53	Director
N. Bruce Walko	61	Director

DOUGLAS S. ZORN.    Mr. Zorn has been the Company’s Chairman of the Board, Chief Executive Officer and President since May 2000. Mr. Zorn served as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company since the Company’s incorporation in October 1996 until May 2000. Mr. Zorn served as Executive Vice President, Secretary and Treasurer, and Chief Financial and Operating Officer of BioFactors, Inc. from December 1993 until February 1997 and as a Director from June 1994 until February 1997.

L. THOMAS BALDWIN III.    Mr. Baldwin has been a Director of the Company since December 2000. Mr. Baldwin is a bond trader and investor. For more than the past five years, he has been Chairman of Baldwin Group Ltd., a parent company of various investment and financial services businesses. He has been a member of the Chicago Board of Trade, serving on its Executive Committee; as Chairman of the Advisory Subcommittee of the CPO/CTA Committee; and as Chairman of the Regulatory Compliance Subcommittee for Reg. 320.15 and 320.16 of the Exchange Relations Group. Mr. Baldwin also served as Vice Chairman of the T-Bond Pit Committee.

ROBERT J. SCHMIER.    Mr. Schmier has been a Director of the Company since January 1999. Mr. Schmier has been the President of Schmier & Feurring Properties, Inc. since 1981, and the President of Schmier & Feurring Realty, Inc. since 1985. These companies are involved in real estate development, leasing and property management of shopping centers and office buildings in Palm Beach County, Florida.

N. BRUCE WALKO.    Mr. Walko has been a Director of the Company since January 1999. Mr. Walko has been the President of Cyberfast Systems, Inc., a company involved in international voice over internet protocol, since November 1999. Previously, Mr. Walko served as Southeast Regional General Manager for NextWave Telecom Inc. from 1994 until 1997. Mr. Walko was instrumental in the development of new technology telecommunication for NextWave Telecom Inc. and also for AT&T Wireless, formerly McCaw Cellular Inc.

Required Vote

The affirmative vote of a plurality of all the votes cast at the Annual Meeting is required to elect directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE

Meetings and Committees of the Board of Directors

The Company’s Board of Directors held a total of twenty-four meetings during the fiscal year ended September 30, 2001. During the fiscal year ended September 30, 2001, no director attended fewer than 75% of the number of meetings of the Board of Directors and each committee of the Board of Directors of which he was a member held during the period he served on the board of directors.

The Audit Committee of the Company’s Board of Directors consists of Messrs. Jacobson, Schmier and Walko. The Audit Committee met four times during the fiscal year ended September 30, 2001.

The Board of Directors approved a charter for the Audit Committee, a copy of which was attached as Appendix B to the Company’s 2001 Proxy Statement. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee of the Company’s Board of Directors consists of Messrs. Baldwin, Schmier and Walko. The Compensation Committee reviews and approves the compensation of the Company’s executive officers and administers the Company’s Equity Incentive Plan (the “Equity Plan”). The Compensation Committee met once during the fiscal year ended September 30, 2001.

The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Christopher J. Borders, the Company’s Secretary, at the Company’s principal executive offices.

Compensation of Directors

The Company’s directors are not separately compensated for serving on the Board of Directors. Directors are reimbursed for reasonable travel-related expenses for attendance at meetings.

At the time of his or her appointment to the Board of Directors, each newly appointed non-employee director is granted warrants to purchase 50,000 shares of common stock at an exercise price equal to the closing price of the Company’s Common Stock on The NASDAQ SmallCap Market on the last business day prior to such appointment. Such warrants have a duration of one year from the date of grant.

Under the terms of the Company’s Equity Plan, each non-employee director is entitled to receive non-qualified stock options to acquire 2,400 shares of Common Stock for each full fiscal year that such director serves on the Board of Directors. Each option granted shall be granted within 30 days following the date of the annual meeting of the Company’s stockholders for the relevant year. Messrs. Walko and Schmier, both non-employee directors who served on the Board of Directors for the entire fiscal year ended September 30, 2001, each received an option to purchase 2,400 shares of the Company’s Common Stock at an exercise price of $            per share.

PROPOSAL 2

RATIFICATION AND APPROVAL OF THE SECURITIES ISSUANCE

Introduction

The Company is seeking stockholder ratification and approval of (i) the issuance of up to an aggregate principal amount of $4,145,750 of Secured Convertible Debentures (the “Convertible Debentures”) and related Warrants exercisable for an aggregate of 1,763,223 shares of Common Stock (the “Warrants”) and (ii) the issuance of Common Stock issuable upon the conversion of such Convertible Debentures and the exercise of such Warrants.

In April 2002, the Company completed a secured financing with certain accredited investors (the “Investors”) by private placement, pursuant to a Debenture and Warrant Purchase Agreement (the “Purchase Agreement”), consisting of the issuance of $3,025,000 original principal amount of Convertible Debentures (the $3,025,000 of Debentures, together with $90,750 of Debentures issuable as a finder’s fee, the “Original Convertible Debentures”) and the issuance of Warrants to purchase an aggregate of 1,350,000 shares of unregistered, restricted Common Stock (the Warrants for 1,250,000 shares, together with Warrants for 100,000 shares issuable as a finders’ fee, the “Original Warrants”). In addition, the Company may secure, as a second tranche of this financing, an additional financing with other investors by private placement, pursuant to the Purchase Agreement, consisting of the issuance of $1,000,000 original principal amount of Secured Convertible Debentures (the $1,000,000 of Debentures, together with $30,000 of Debentures issuable as a finder’s fee, the “Additional Convertible Debentures”) and the issuance of Warrants to purchase an aggregate of 413,223 shares of unregistered, restricted Common Stock (the “Additional Warrants”). The Original Convertible Debentures and the Additional Convertible Debentures together will be referred to as the Convertible Debentures and the Original Warrants and Additional Warrants together will be referred to as the Warrants.

The Convertible Debentures may be converted into unregistered, restricted shares of Common Stock for a purchase price per share equal to the lower of (a) $1.21, which was the deemed closing price and was determined based on the average of the closing bid prices of the Common Stock for the five trading days immediately prior to the closing date of the initial sale of the Convertible Debentures or (b) eighty percent of the average of the two lowest closing bid prices of shares of Common Stock for the 20-day period immediately preceding any conversion (the “Conversion Price”) At a Conversion Price of $1.21, approximately 3,426,240 shares of Common Stock are issuable upon conversion of the aggregate principal amount of $4,145,750 Convertible Debentures. Together with the shares issuable upon exercise of the Warrants, the total aggregate number of shares issuable would be 5,189,463 shares (31.8%, on a pre-issuance basis, of the 16,299,901 shares of outstanding Common Stock as of March 31, 2002).

The Convertible Debentures can be converted, at the option of the holder, at any time. In the event the Convertible Debentures are not converted, the Company has the option to repay the indebtedness. The Company also has the right to redeem the Convertible Debentures prior to maturity for an amount equal to 110% to 125% of the principal amount of the Debentures being redeemed, as determined by the date of redemption. The Warrants have a term of five years and are exercisable at a warrant price equal to $1.33, which was determined based on 110% of the $1.21 deemed closing price for the Convertible Debentures.

The Company intends to use the proceeds from the sale of the Convertible Debentures and the Warrants to fund general working capital requirements and the expansion of its business operations.

Reason For Stockholder Approval

The Company’s Common Stock is listed on The Nasdaq SmallCap Market. Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval for the issuance of shares of common stock in a transaction involving the sale or issuance by an issuer of common stock, or securities convertible into common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. In addition, stockholder approval is required under Nasdaq Marketplace Rule 4350(i)(1)(B) in connection with the issuance of securities that could result in a change of control of an issuer. The Company also agreed, in the Purchase Agreement and the other agreements in connection with this financing, to obtain stockholder approval of the issuance of shares of Common Stock upon conversion of the Convertible Debentures and exercise of the Warrants in excess of 19.99% of the outstanding Common Stock.

Because the secured financing described in this Proposal 2 involves the potential issuance by the Company of securities convertible into shares of Common Stock that would represent more than 20% of the Company’s currently outstanding Common Stock at below the greater of book or market value of the Common Stock, the Company is seeking stockholder approval of such potential issuances.

Rule 4350(i)(1)(B) does not define when a change in control of an issuer may be deemed to have occurred. Although the Company does not believe that the issuance of the Convertible Debentures and the Warrants constitutes a change in control of the Company, the Company is seeking stockholder approval to ensure compliance with that rule (if the Nasdaq Stock Market determines this rule is applicable) as well as with the other rules for which stockholder approval is or may be required in connection with the issuance of the Convertible Debentures and the Warrants.

Rationale for the Secured Financing

The report of our independent accountants on our financial statements of the fiscal year ended September 30, 2001 contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern as a result of our recurring losses from operations and our net capital deficiency. The Company recorded a net loss of $29.9 million on net revenues of $21.7 million for fiscal year 2001 and also sustained significant losses from the fiscal years ended 2000 and 1999. At September 30, 2001, the Company had an accumulated deficit of $68.4 million. As a result, the Company will need to generate significantly higher revenue to reach profitability as the organization of the new inUnison™ portal business is built. In addition, the amortization of the capitalized software and other assets that the Company has purchased or developed for the new inUnison™ portal will commence or continue in fiscal 2002.

The Company’s plans to reverse the recent trend of losses are to increase revenues and gross margins while controlling costs, primarily based on expected revenues for the Company’s inUnison™ portal services applications. The Company restructured its operations in fiscal 2001, closing a number of remote divisions and implementing a 20% work force reduction. Continued existence of the Company is dependent on the Company’s ability to obtain adequate funding and eventually establish profitable operations.

The secured financing described in this Proposal 2 has provided the Company additional capital, which is critical to its ability to continue to execute its business plan and to sustain the confidence of its customers, business partners and employees.

Summary of the Secured Financing

The following is a summary of the terms and conditions of the Convertible Debentures and the Warrants.

Convertible Debentures

Interest

The holders of the Convertible Debentures are paid interest at a rate of eight percent (8%) per annum of the original principal amount, payable quarterly, in cash or shares of Common Stock.

Conversion

Subject to the restrictions discussed below, any holder of Convertible Debentures has the right at any time to convert, in whole or in part, the Convertible Debentures into a number of shares of Common Stock equal to that portion of the outstanding principal balance under the Convertible Debenture as of such date that the holder elects to convert, divided by the Conversion Price. The Conversion Price means the lower of (a) $1.21 or (b) eighty percent of the average of the two lowest closing bid prices of shares of Common Stock for the 20-day period immediately preceding any conversion.

In the event the Company declares any dividend or distribution on its Common Stock, or splits, combines or reclassifies its Common Stock, the Conversion Price will be proportionately adjusted so that each holder of Convertible Debentures will be entitled to receive the same number of shares of Common Stock upon conversion of the Convertible Debentures as though such conversion occurred immediately prior to the event requiring the adjustment. Similarly, if the Company merges with another entity or sells substantially all of its assets, the holder of the Convertible Debentures shall be entitled to convert the Convertible Debentures into the consideration (whether it consists of stock, other securities and/or property) which that holder would have been entitled to receive had such holder converted its holdings of Convertible Debentures to Common Stock immediately prior to such merger or asset sale. The Conversion Price will also be adjusted pursuant to a formula (thereby entitling the holder of the Convertible Debentures to receive additional shares of Common Stock upon conversion) in the event the Company makes certain additional issuances of Common Stock.

The exact number of shares of Common Stock into which the Convertible Debentures may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of the Common Stock. Decreases in the trading price of the Common Stock will cause an increase in the number of shares of Common Stock issuable upon conversion. Until stockholder approval is obtained, the maximum number of shares of Common Stock issuable upon conversion of the Convertible Debentures, together with the shares of Common Stock issuable upon exercise of the Warrants, cannot exceed an amount equal to approximately 19.99% of the Company’s outstanding Common Stock as of the date the Convertible Debentures and Warrants were issued. However, after stockholder approval is obtained, there will be no limitation on the number of shares of Common Stock into which the Convertible Debentures can be converted.

Redemption

In the event the Convertible Debentures are not converted, the Company has the option to repay the indebtedness. The Company also has the right to redeem the Convertible Debentures prior to maturity for an amount equal to 110% to 125% of the principal amount of the Debentures being redeemed, plus any accrued but unpaid interest and liquidated damages, as determined by the date of redemption, as shown in the table below.

Date of Redemption	Redemption Price
Between 1 and 60 days after the closing date	110%
Between 61 and 120 days after the closing date	115%
Between 121 and 180 days after the closing date	120%
From and after 181 days after the closing date	125%

The holders of the Convertible Debentures have the right to elect to convert up to a maximum of fifty percent of the amount of the Convertible Debentures that the Company has called for redemption at the Conversion Price applicable at that time.

The Company is required to redeem the Convertible Debentures after the occurrence of certain triggering events, including, among other things:

Failure of the Company to pay interest when required;

•
Upon a merger, consolidation or business combination of the Company, the sale or transfer of all or substantially all of the Company’s assets or the consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock;

•	Failure of the Company to timely comply with a request for conversion of the Convertible Debentures;

•
Material breaches of the Company’s agreements with purchasers of the Convertible Debentures, including failure to register the Common Stock issuable upon conversion of the Convertible Debentures and failure to maintain the effectiveness of any such registration;

•	Failure to maintain a Nasdaq SmallCap Market listing of the Company’s Common Stock; and

•	Failure to deliver Common Stock certificates in a timely fashion after the conversion of the Convertible Debentures.

After the occurrence of these triggering events, the Company is required to redeem the Convertible Debentures at a price equal to the greater of (i) 130% of the aggregate principal amount of the Debenture plus all accrued and unpaid interest and (ii) the product of the then applicable conversion rate and the closing bid price of the Common Stock on the date immediately preceding such event. Each of the events described above, among others, is also an event of default under the terms of the Convertible Debentures. The terms of the Convertible Debentures may be modified only with the consent of both the holders thereof and the Company.

Security

The Convertible Debentures are secured by a security interest granted by the Company in favor of the holders of the Convertible Debentures, regarding substantially all of the assets of the Company, including its patents, trademarks, licenses, instruments, accounts, credits, inventory, furniture, fixtures, books and records. If an event of default regarding the Convertible Debentures continues past the applicable cure period, the holders thereof have the right to foreclose upon the security interest and to liquidate and apply any proceeds to satisfy obligations under the Convertible Debentures, including all accrued and unpaid interest. If the assets of the Company available for distribution to the holders of the Convertible Debentures are insufficient to permit payment in full of all amounts owing to the Convertible Debentures holders, then all of such assets are required to be distributed proportionately among the holders of the Convertible Debentures to the exclusion of the holders of Common Stock or any other class of stock of the Company.

Warrants

In the secured financing, the Company expects to issue Warrants to purchase up to an aggregate of 1,763,223 shares of unregistered, restricted Common Stock. As of April 30, 2002, Warrants to purchase 1,353,307 shares have been issued by the Company. The Warrants have a term of five years and are exercisable at a warrant price equal to $1.33, which was 110% of the $1.21 deemed closing price for the Convertible Debentures. The exercise price of the Warrants will be adjusted pursuant to a standard anti-dilution formula (thereby entitling the holder of the Warrants to receive additional shares of Common Stock upon exercise) in the event the Company makes certain additional issuances of Common Stock. The Common Stock underlying the Warrants are entitled to the benefits and subject to the terms of the Registration Rights Agreement described below. The Warrants contain a cashless exercise feature. The terms of the Warrants may be modified only with the consent of the holders of a majority of the shares of Common Stock issuable under the Warrants at the time outstanding and the Company, except that any reduction of the number of shares under any Warrant, increase in the Warrant price, shortening of the exercise period of the Warrant or any modification of the amendment provision of the Warrant requires the consent of the holder of the Warrant.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, the Company is required to file a shelf registration statement on Form S-3 covering the shares issuable upon conversion of the Convertible Debentures and exercise of the Warrants, provided that at least 200% of the maximum number of shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants are covered, assuming conversion and exercise occurred on the closing date of the secured financing or the filing date of the registration statement, whichever results in the greater number of shares covered. The Company is required to use its best efforts to cause the registration statement to be declared effective the earlier of (i) the 90th day following the closing date of the secured financing and (ii) the date which is three days following the date on which (a) the SEC has informed the Company that it will not review the registration statement or (b) that the Company may request acceleration of the effectiveness of the registration statement and the Company makes such request. The

Company is required to keep such registration statement effective until the earlier of (i) the date when all securities covered by such registration statement have been sold or (ii) the date on which the securities may be sold without any restriction pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

The Company is required to pay liquidated damages to the Convertible Debentures and Warrant holders under certain circumstances including, among others, if (i) the registration statement has not been filed or declared effective within the time periods described above, or it ceases to be effective prematurely, (ii) trading in the Common Stock is suspended or the Common Stock is delisted from The Nasdaq SmallCap Market for more than three business days in the aggregate, (iii) the conversion rights of the Debenture holders are suspended for any reason, or (iv) the Company materially breaches a covenant or other material term or condition in the Registration Rights Agreement, the Purchase Agreement or any other agreement in connection with the secured financing, which continues for thirty days after written notice to the Company. The Company is required to pay, at the option of the Convertible Debenture or Warrant holder, an amount in cash or shares of Common Stock, as liquidated damages to each such holder, equal to 2% of the purchase price of the securities to be registered for the first 30-day period after the date of occurrence of such event, and 3% of the purchase price of the securities to be registered for every first 30-day period thereafter, until the breach has been corrected.

Other Terms

So long as the Convertible Debentures are outstanding, the Debenture holders are entitled to nominate one director to the Board, and in the event that any vacancy occurs, Debenture holders are entitled to fill one vacant seat on the Board.

The Company has also agreed that it will not, without the prior written consent of a majority of the principal amount of the Convertible Debentures (i) sell, transfer or otherwise dispose of any of its, or its subsidiaries’, properties, assets or rights, including software and intellectual property, except in the ordinary course of business or (ii) enter into any subsequent or further offer or sale of its Common Stock or any securities convertible, exercisable or exchangeable for Common Stock, with any third party for an amount in excess of $2,000,000 until the date which is 60 days after the effective date of the registration statement required to be filed as described above. This consent right does not apply to the issuance of securities in connection with a merger or acquisition, consolidation, sale or disposition of assets, the exchange of capital stock for assets, a public offering or the issuance of shares or options under existing employee stock ownership plans. The Company has also granted to the Investors a right of first refusal on any additional equity financings for two years from the effective date of the registration statement.

The Company has agreed to pay a finder’s fee in an amount equal to 10% of the gross proceeds of the secured financing, consisting of 7% in cash and 3% in the form of Convertible Debentures and Warrants to purchase 100,000 shares of Common Stock, and to pay certain other related expenses, including up to $40,000 for the Investors’ legal costs.

The foregoing description of the principal terms of the secured financing, the terms of the Purchase Agreement, the Convertible Debentures, the Warrants, the security interest and the Registration Rights Agreement is qualified by reference to the complete text of each of the agreements, which are filed as exhibits to the Company’s Form 8-K statement filed with the SEC on May 3, 2002.

Effect of Transaction on Existing Stockholders

The exact number of shares of Common Stock into which the Convertible Debentures may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of the Common Stock; however, the Conversion Price will not be lower than $1.21. If all of the $4,145,750 of aggregate principal amount of Convertible Debentures issuable in the secured financing are converted at the Conversion Price of $1.21, the holders thereof would receive 3,426,240 shares of Common Stock. If all of the Warrants for an aggregate of 1,763,223 shares were also exercised in full, an additional 1,763,223 shares of Common Stock would be issued. The total aggregate number of shares issuable upon conversion of all of the $4,145,750 of aggregate principal amount of Convertible Debentures issuable in the secured financing and all of the related Warrants is 5,189,463 shares (31.8%, on a pre-issuance basis, of the 16,229,901 shares of outstanding Common Stock as of March 31, 2002).

The table below shows the number of shares issuable upon conversion of all of the $4,145,750 of aggregate principal amount of Convertible Debentures issuable in the secured financing at various Conversion Prices, the percentage of outstanding Common Stock that would be held by Convertible Debenture holders if all of the $4,145,750 of aggregate principal amount of Convertible Debentures issuable in the secured financing were converted, the total number of shares issuable upon conversion of all of the $4,145,750 of aggregate principal amount of Convertible Debentures issuable in the secured financing and exercise of all of the related Warrants (exercisable for 1,763,223 shares), and the percentage of outstanding Common Stock that would be held by the Convertible Debenture and Warrant holders if all of the $4,145,750 of aggregate principal amount of Convertible Debentures issuable in the secured financing were converted and all of the related Warrants were exercised.

Conversion Price	Total Number of Shares Issuable upon Conversion of Convertible Debentures	Percentage of Outstanding Common Stock held by the Convertible Debenture Holders(1)	Total Number of Shares Issuable upon Conversion of Convertible Debentures and Exercise of Warrants(2)	Percentage of Outstanding Common Stock held by the Convertible Debenture and Warrant Holders(3)
$1.21	3,426,240	17.4%	5,189,463	24.1%
$1.10	3,768,864	18.8%	5,532,087	25.3%
$1.00	4,145,750	20.3%	5,908,973	26.6%
$0.75	5,527,667	25.3%	7,290,890	30.9%
$0.50	8,291,500	33.7%	10,054,723	38.2%

(1)	On a post-issuance basis; assumes conversion of all of the Convertible Debentures at the assumed Conversion Price; and based upon 16,229,901 shares of outstanding Common Stock as of March 31, 2002.
(2)	Includes the 1,763,223 shares issuable upon exercise of all of the Warrants.
(3)
On a post-issuance basis; assumes conversion of all of the Convertible Debentures at the assumed Conversion Price; includes the 1,763,223 shares issuable upon exercise of all of the Warrants; and based upon 16,229,901 shares of outstanding Common Stock as of March 31, 2002.

The secured financing and the issuance of shares of Common Stock upon conversion of the Convertible Notes and exercise of the Warrants will result in substantial dilution of the current stockholders’ ownership interest in the Company, which will be increased if the Conversion Price is significantly below $1.21 per share. The shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants are also entitled to registration rights. Consequently, if such shares are registered, they will be freely transferable without restriction under the Securities Act and such free transferability will increase the ease of resale of these shares. The following consequences could result:

•
If the market price of the Company’s Common Stock declines, thereby proportionately increasing the number of shares of Common Stock issuable upon conversion of the Convertible Debentures, an increasing downward pressure on the market price of the Common Stock might result (sometimes referred to as a downward “spiral” effect).

•	The dilution caused by conversion of the Convertible Debentures, exercise of the Warrants and sale of the underlying shares could also cause downward pressure on the market price of the Common Stock.

•
The conversion of Convertible Debentures and exercise of the Warrants would dilute the book value and earnings per share, and reduce the relative voting power, of Common Stock held by existing stockholders of the Company.

The holders of the Convertible Debentures will own a significant percentage of the Company on an as-converted to Common Stock basis subsequent to completion of the secured financing and as a result, will have a significant influence in determining the outcome of any corporate transaction or other matter submitted to the Company’s stockholders for approval, including the election of directors and approval of mergers, consolidations and asset sales. The holders of the Convertible Debentures will also have a claim against the Company’s assets senior to the holders of Common Stock in the event of the Company’s liquidation or bankruptcy.

Interests of Certain Persons

None of the directors or executive officers of the Company has an interest in the secured financing, the issuance of the Convertible Debentures or the issuance of Warrants.

Consequence of Non-Ratification

If the Company fails to obtain the required stockholder approval by the required approval date, such failure will be considered an event of default under the terms of the Convertible Debentures, unless waived by the Debenture holders. In the event of an event of default regarding the Convertible Debentures, which continues past the applicable cure period, the holders thereof have the right, at their option (i) to declare the entire unpaid principal balance of the Debenture, together with any accrued interest, due and payable, (ii) to convert the entire principal amount of the Debenture, together with any accrued interest, into shares of Common Stock at the Conversion Price then prevailing or (iii) to exercise or otherwise enforce any of the holders’ rights under the Debenture, the Purchase Agreement, the Security Agreement or the Registration Rights Agreement or under applicable law. It is unlikely that the Company would have sufficient cash to repay the Convertible Debentures if required to do so. In light of the foregoing, the failure to obtain the stockholder approval could deplete all of the Company’s available cash and thus materially impair the ability of the Company to continue to operate its business.

Under the Security Agreement, upon the occurrence of an event of default regarding the Convertible Debentures, the holders may foreclose upon the security interest and liquidate and apply any proceeds to satisfy the obligations under the Convertible Debentures, including all accrued and unpaid interest. If this occurred, the Company would no longer be able to continue its business.

The Convertible Debentures and Warrants also have procedures for issuances if stockholder approval for issuances above the 19.999% amount has not be obtained. In that event, if a conversion of a Convertible Debenture or a Warrant exercise would exceed the 19.999% amount, then the Company is required to issue to such holder a pro rata portion of the maximum number of shares issuable and, with respect to the remainder of shares of Common Stock which would result in an issuance in excess of the maximum number, the Company may either (1) use reasonable efforts to obtain stockholder approval as soon as is possible and not later than the 90th day after such request, or (2) deliver to such holder cash in an amount equal to the product of (x) the per share market value of the Common Stock on the applicable Warrant exercise date, and (y) the number of shares of Common Stock in excess of such holder’s pro rata portion of the maximum that would have otherwise been issuable to the holder but for the provisions of the Warrant. If the Company fails to pay the amount described in (2) above within the applicable time period, the Company is required to pay interest thereon at a rate of 10% per annum, until such amount and all interest thereon, is paid in full.

If stockholder approval is not obtained, then the maximum number of shares issuable upon conversion of the Convertible Debentures and exercise of the Warrants would be 19.999% of the then outstanding Common Stock. As of the Record Date, 19.999% of the outstanding Common Stock would be equal to approximately                 shares.

Required Vote

The affirmative vote of a majority of all of the votes present or represented and entitled to vote at the Annual Meeting is required to ratify and approve (i) the issuance and sale of up to $4,145,750 aggregate principal amount of the Convertible Debentures and related Warrants and (ii) the issuance of the Common Stock issuable upon the conversion of such Convertible Debentures and exercise of such Warrants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE SECURITIES ISSUANCE

PROPOSAL 3

RATIFICATION AND APPROVAL OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors, following the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP, independent auditors, to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2002. This appointment is being presented to the stockholders for approval and ratification at the Annual Meeting. If the appointment is not ratified, the Board of Directors will reconsider its selection.

PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since September 6, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to address the audience at the Annual Meeting, and will be available to answer appropriate questions from stockholders.

During the fiscal year ending September 30, 2001, the Company was billed the following fees by PricewaterhouseCoopers LLP:

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the Company’s fiscal year ended September 30, 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year was $245,000.

Financial Information Systems Design and Implementation Fees.    No fees were billed by PricewaterhouseCoopers LLP to the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

All Other Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for professional services rendered to the Company other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, was $40,000.

The Audit Committee did consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the accountants’ independence and concluded that provision of financial information systems design and implementation services and other non-audit services are compatible with maintaining the independence of the Company’s external auditors.

The Audit Committee has considered whether the provision of services described above under “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Required Vote

The affirmative vote of a majority of all of the votes present or represented and entitled to vote at the Annual Meeting is required to ratify and approve the foregoing proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

Previous Independent Accountants

On September 6, 2000, the Company dismissed BDO Seidman LLP, which had previously served as the Company’s independent accountants, and engaged PricewaterhouseCoopers LLP as the Company’s new independent accountants.

The reports of BDO Seidman LLP on the financial statements for our past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The Audit Committee of the Board of Directors participated in and approved the decision to change independent accountants.

In connection with its audits for the two most recent fiscal years and through September 6, 2000, there were no disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman LLP, would have caused BDO Seidman LLP to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through September 6, 2000, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We requested that BDO Seidman LLP furnish us with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 11, 2000, is filed as Exhibit 16.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on September 12, 2000.

New Independent Accountants

As stated above, the Company engaged PricewaterhouseCoopers LLP as the Company’s new independent accountants as of September 6, 2000. The Audit Committee of the Board of Directors approved such engagement.

During the Company’s two most recent fiscal years and through September 6, 2000, the Company did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

During the two most recent fiscal years and through September 6, 2000, we did not consult with PricewaterhouseCoopers LLP on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of the Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to the Company’s executive officers and directors as of May 15, 2002:

Name	Age	Position
Douglas S. Zorn	52	Chief Executive Officer, President and Chairman of the Board
Siravara Vijayendra	45	Vice President, Engineering and Operations
Benjamin Tang	46	Vice President, Marketing
Robert Nugent	56	Senior Vice President of Marketing
L. Thomas Baldwin III(1)	46	Director
Allen F. Jacobson(2)	75	Director
Robert J. Schmier(1)(2)	53	Director
N. Bruce Walko(1)(2)	61	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

DOUGLAS S. ZORN.    Mr. Zorn has been the Company’s President, Chief Executive Officer and Chairman of the Board since May 2000. Mr. Zorn served as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company since the Company’s incorporation in October 1996 until May 2000. From December 1993 until February 1997, Mr. Zorn served in various positions at BioFactors, Inc., most recently as a Director.

SIRAVARA VIJAYENDRA.    Mr. Vijayendra joined the Company in January 2002 as the Company’s Vice President of Engineering and Operations. Prior to joining the Company, Mr. Vijayendra was the Vice President of Engineering at Baypoint Innovations, a division of Mitel, Inc., Director of Engineering at Sensory Circuits, Inc., and Senior Manager at Centigram Communications. Prior to Centigram Communications, Mr. Vijayendra developed voice and data encryption products and smart card products.

BENJAMIN B. TANG.    Mr. Tang joined the Company in November 2001 as the Company’s Vice President of Marketing. Prior to joining the Company, he was Vice President of Marketing for companies such as, MobileWebSurf, Baypoint Innovations, Four11.com, and held various management positions at Centigram Communications and Integrated Systems Inc.

ROBERT NUGENT.    Mr. Nugent joined the Company in April 2002 as the Company’s Vice President of Sales. Prior to joining the Company, Mr. Nugent served as Vice President, Sales and Marketing Consultant of Mission Communication with clients including AT&T, IBM, WarpSpeed Communications, Executone and Pacific Bell. Mr. Nugent was Sr. Vice President of Sales, Marketing and Customer Support at Centigram Communication Corporation and Director of Sales and Marketing at Rolm Corporation.

L. THOMAS BALDWIN III.    Mr. Baldwin has been a Director of the Company since December 2000. Mr. Baldwin is a bond trader and investor. For more than the past five years, he has been Chairman of Baldwin Group Ltd., a parent company of various investment and financial services businesses. He has been a member of the Chicago Board of Trade, serving on its Executive Committee; as Chairman of the Advisory Subcommittee of the CPO/CTA Committee; and as Chairman of the Regulatory Compliance Subcommittee for Reg. 320.15 and 320.16 of the Exchange Relations Group. Mr. Baldwin also served as Vice Chairman of the T-Bond Pit Committee.

ALLEN F. JACOBSON.    Mr. Jacobson has been a Director of the Company since August 2000. Mr. Jacobson was Chairman and Chief Executive Officer of 3M Corporation for the past 40 years until his retirement. Mr. Jacobson has also served on the board of directors of Alliant Techsystems, Inc., Mobil Corporation, Potlatch Corporation, Sara Lee Corporation, Silicon Graphics, and US West.

ROBERT J. SCHMIER.    Mr. Schmier has been a Director of the Company since January 1999. Since 1981, Mr. Schmier has been the President of Schmier & Feurring Properties, Inc. and since 1985, the President of Schmier & Feurring Realty, Inc. The companies are involved in real estate development, leasing and property management of shopping centers and office buildings in Palm Beach County, Florida.

N. BRUCE WALKO.    Mr. Walko has been a Director of the Company since January 1999. Mr. Walko has been the President of Cyberfast Systems, Inc., a company involved in international voice over internet protocol, since November 1999. Previously, Mr. Walko served as Southeast Regional General Manager for NextWave Telecom Inc. from 1994 until 1997. Mr. Walko was instrumental in the development of new technology telecommunication for NextWave Telecom Inc. and also for AT&T Wireless, formerly McCaw Cellular Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common and Preferred Stock as of May 15, 2002 by:

(i) each person who is known by the Company to beneficially own 5% or more of the Company’s outstanding common stock,

(ii) the Company’s Chief Executive Officer and each of the other “Named Executive Officers” (as defined below in “Executive Compensation––Summary Compensation Table”),

(iii) each director and nominee for director of the Company, and

(iv) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants or issuable upon conversion of Preferred Stock held by that person that are currently exercisable or exercisable (or convertible) within 60 days of May 15, 2002, are deemed outstanding. Percentage of beneficial ownership of Common Stock as of May 15, 2002 is based upon             outstanding shares of Common Stock. Percentage of beneficial ownership of Preferred Stock as of May 15, 2002 is based upon             outstanding shares of Preferred Stock. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

	Number of Shares Beneficially Owned		Percent of Class
Officers and Directors(1)	Common	Preferred	Common	Preferred
Douglas S. Zorn
L. Thomas Baldwin III
Allen F. Jacobson
Ram V. Mani
Robert J. Schmier
N. Bruce Walko
Ken G. Murray
John R. Zavoli
All officers, directors and proposed directors as a group ( ) persons) (8)

*	Less than 1%.
(1)	Each beneficial owner for whom an address is not listed has an address c/o Appiant Technologies Inc., 6663 Owens Drive, Pleasanton, California 94588.
(2)	Includes shares subject to options and warrants exercisable within 60 days of May 15, 2002.
(3)
R Includes                 shares subject to options and warrants exercisable within 60 days of May 15, 2002. Includes             shares of Series B Preferred Stock convertible at any time into not more than              shares of Common stock. Includes              shares held by Irrevocable trusts for each of Mr. Baldwin’s three children. Mr. Baldwin disclaims beneficial interest except to the extent of his pecuniary interest therein.

(4)	Includes shares subject to options and warrants exercisable within 60 days of May 15, 2002.
(5)	Represents shares jointly owned by Mr. Mani and his wife.

(6)	Includes shares subject to options and warrants exercisable within 60 days of May 15, 2002 and shares of Series B Preferred Stock convertible at any time into not more than shares of Common Stock.
(7)	Includes shares subject to options and warrants exercisable within 60 days of May 15, 2002.
(8)	Includes shares subject to options and warrants exercisable within 60 days of May 15, 2002 and shares of Series B Preferred Stock convertible at any time into not more than shares of Common Stock.
(9)	Includes shares subject to options and warrants exercisable within 60 days of May 15, 2002 and shares of Series B Preferred Stock convertible at any time into not more than shares of Common Stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid during the last three fiscal years to (i) each person that served as the Company’s Chief Executive Officer during the fiscal year of the Company ending September 30, 2001, (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal year ended September 30, 2001, and (iii) up to two former executive officers of the Company who would have been one of the Company’s four most highly compensated officers had such officer been serving as such as the end of the Company’s fiscal year ending September 30, 2001 (collectively, the “Named Executive Officers”).

			Annual Compensation				Long-Term Compensation Awards
Name and Position	Year		Salary($)	Bonus($)	Other Annual Compensation($)		Restricted Stock Awards($)	Securities Underlying Options(#)
Douglas S. Zorn,	2001		$285,750	—	$2,797	(1)	—	50,000
Chairman of the Board,	2000		172,500	$180,00	13,163	(2)	—	200,000
Chief Executive Officer and President	1999		178,327	—	12,600	(2)	—	325,500

Ram V. Mani,	2001		164,477	75,000	2,658	(1)	—	10,000
Chief Technology Officer,	2000		146,634	—	9,311	(1)	—	50,000
Director	1999	(3)	62,500	—	421	(1)	—	155,000

Ken G. Murray,	2001	(4)	76,598	—	79,281	(2)	—	300,000
Chief Operations Officer

John R. Zavoli,	2001	(5)	70,170	30,288	88,599	(2)	—	175,000
Chief Financial Officer

(1)	Automobile allowance and life insurance paid for by the Company.
(2)	Automobile lease paid for by the Company.
(3)	Represents Mr. Mani’s compensation from his hiring date in June 1999. Mr. Mani terminated his employment with the Company on August 31, 2001.
(4)	Represents Mr. Murray’s compensation from October 1, 2000 through April 30, 2001, the date of Mr. Murray’s termination of employment with the Company.
(5)	Represents Mr. Zavoli’s compensation from October 1, 2000 through February 14, 2001, the date of Mr. Zavoli’s termination of employment with the Company.

Option Grants in Last Fiscal Year

The following table sets forth certain information for each of the Company’s Named Executive Officers concerning stock options granted to them during the fiscal year ended September 30, 2001:

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Terms(3)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Shr)(2)	Expiration Date	5%($)	10%($)
Douglas S. Zorn	50,000	2.2%	$4.50	3/16/11	$60,000	$229,000
Ram V. Mani	10,000	0.4%	$4.50	3/16/11	12,000	45,800
Ken G. Murray
John R. Zavoli

(1)	Based on 2,323,650 options granted during the fiscal year ended September 30, 2001.
(2)
The exercise price was deemed to be equal to 100% of the fair market value on the date immediately preceding the date of the grant, as determined by the closing price as reported on The NASDAQ SmallCap Market.

(3)
The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Option Values

The following table sets forth certain information concerning exercises of stock options during the fiscal year ended September 30, 2001 by each of the Company’s Named Executive Officers and the number and value of unexercised options held by each of the Company’s Named Executive Officers on September 30, 2001. None of the Company’s Named Executive Officers exercised any options in fiscal year ended September 30, 2001.

	Number of Unexercised Securities Underlying Options at September 30, 2001(#)		Value of Unexercised In-The-Money Options at September 30, 2001(1)($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas S. Zorn	366,833	191,667	$242,173	—
Ram V. Mani	93,166	121,834	2,786	$2,638
Ken G. Murray
John R. Zavoli

(1)
Value of “in-the-money” stock options represents the positive spread between the exercise price of stock options and the fair market value for the Company’s Common Stock on September 30, 2001 based on a closing price on September 28, 2001 of $1.91 per share.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

The Compensation Committee of the Board of Directors was formed in July 2000 and consists of Messrs. Baldwin, Schmier and Walko. Decisions concerning the compensation of the Company’s executive officers are made by the Compensation Committee and reviewed by the full Board of Directors (excluding any interested director).

Executive Officer Compensation Program

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensations and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interest, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given to each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance generally.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under the Equity Incentive Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Commune believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Equity Incentive Plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based on a subjective evaluation of the past as well as future anticipated performance.

Other Compensation Plans.    The Company have adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company’s performance.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation to the executive officers has not approached this limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the IRC Section 162(m) limitations and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The compensation of the President is reviewed annually on the same basis as discussed above for all executive officers. Mr. Zorn’s base salary for the fiscal year ended September 30, 2001 was $285,750. Mr. Zorn’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Zorn’s base salary was at the approximate median of the base salary range for presidents/chief executive officers of comparative companies. Mr. Zorn additionally was awarded options to purchase 50,000 shares of Common Stock at an exercise price of $4.50. For the fiscal year ended September 30, 2001, no bonus was paid to Mr. Zorn.

MEMBERS OF THE COMPENSATION COMMITTEE

L. Thomas Baldwin III
Robert Schmier
Bruce Walko

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of Messrs. Jacobson, Schmier and Walko. Each of the members of the Audit Committee is independent (as defined under the NASDAQ’s listing standards).

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s Annual Report to the Company’s stockholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company’s Audit Committee Charter, a copy of which was attached to the Company’s 2001 proxy statement as Appendix B.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2001 audited by PricewaterhouseCoopers LLP, the Company’s independent certified public accountants. The Audit Committee has discussed with PricewaterhouseCoopers LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and has discussed with PricewaterhouseCoopers LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for fiscal year ending September 30, 2002.

ME	MBERS OF THE AUDIT COMMITTEE

Ro	bert J. Schmier, Chairman
All	en F. Jacobson
N.	Bruce Walko

Stock Performance Graph

The following graph compares the percentage change in the cumulative stockholder return on the Company’s common stock from the date of the Company’s initial public offering in February, 1997 through                     with the percentage change in the cumulative total return for The Nasdaq National Market (U.S. Companies). The comparison assumes $100 was invested at the time of the Company’s initial public offering in the Company’s Common stock and in the foregoing index and assumes the reinvestment of dividends, if any. The comparisons in the graph are provided in response to disclosure requirements of the Securities and Exchange Commission and are not intended to forecast or be indicative of future performance of the Company’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

The Company has an employment agreement with Douglas S. Zorn, as Chairman of the Board of Directors, President and Chief Executive Officer of the CompanyBy its terms, the agreement has an initial term of three years from October 30, 1966 with a provision that the term will be extended for successive one-year periods beginning on the first day after the final day of the initial term, except in the event Mr. Zorn or the Company provides written notice to the other at least 180 days before the beginning of such one-year period, of the intention not to extend the term. Mr. Zorn’s base salary may be adjusted from time to time by mutual agreement between Mr. Zorn and the Board of Directors. Mr. Zorn’s base salary for the fiscal year ending September 20, 2001 is $300,000. Mr. Zorn’s base salary for the fiscal year ending September 30, 2002 will continue to be $300,000.

The employment agreement provides, subject to its terms, for an annual bonus to be paid to Mr. Zorn pursuant to a written bonus plan to be approved by the Company’s Board of Directors. The employment agreement provides that Mr. Zorn is entitled to reasonable expense reimbursements, four weeks paid vacation per year and participation in any of the Company’s benefit and deferred compensation plans. A bonus paid not paid to Mr. Zorn for the Company’s fiscal year ending September 30, 2001.

The employment agreement also provide for payments in the event of termination prior to the end of the term as follows: if Mr. Zorn is terminated without cause, then his base salary will be paid for the greater of two years or the balance of the term and he will receive a bonus for each such year equal to his average bonus for the two preceding years. If Mr. Zorn is terminated upon a change of control, then compensation equal to two times the sum of the base salary plus average bonus will be paid to him for one year. In the event of termination (except termination without cause), Mr. Zorn is subject to a two-year non-competition agreement.

Merger Transaction

On May 23, 2001 pursuant to the Agreement and Plan of Merger, dated as of February 5, 2001, by and among the Company, Great American Acquisition Corp., a Delaware corporation (the “Merger Sub”), Quaartz Inc., a Delaware corporation (“Quaartz”) and Tom Ku, as Stockholders Agent, the Company completed the merger of the Merger Sub, a wholly-owned subsidiary of the Company, with and into Quaartz with Quaartz being the surviving corporation of the merger and becoming a wholly-owned subsidiary of the Company. The transaction closed on May 23, 2001 and is being accounted for as a purchase transaction. As consideration for the transaction, the Company issued an aggregate of 1,500,00 shares of the Company’s Common Stock in exchange for the outstanding shares of capital stock of Quaartz, subject to the withholder of 50% of such shares in escrow in accordance with the terms of the agreement.

Sale of Subsidiary

On September 1, 2001, the Company sold Enhancement Technologies India (P) Ltd., an Indian corporation (“ETI”) and its call center business to Global Customer Services, Inc. (“GCS”) pursuant to a stock purchase agreement executed September 24, 2001. The aggregate sales’ price consisted of 19.99% of GCS, the newly formed company that holds only the asset of the India subsidiary, and $500,000 in the form of a promissory note from GCS to the Company. The promissory note is to be paid over three years from 5% of the revenues of GCS, The Company has not recorded the consideration as its recoverability is not probable and accordingly, no gain or loss on sale has been recorded.

Loans to Officers

On June 30, 2001, the Company loaned $100,00 to Douglas S. Zorn, the Company’s Chairman of the Board, Chief Executive Officer and President. The loan was repaid in full on July 1, 2001.

Issuance of Warrants

In January 2001, the Company issued a warrant dated as of July 2000 to purchase up to 300,000 shares of the Company’s Common Stock to Baldwin Partners, LP, of which L. Thomas Baldwin, a director of the Company, is an affiliate. The warrant is immediately exercisable and may be exercised until December 31, 2002. The exercise price per share of the warrant is $6.00.

In March 2001, the Company issued a convertible debenture of $2.5 million and various warrants to purchase up to 1,481,481 shares of the Company’s Common Stock to L. Thomas Baldwin III. The shares to be issued upon conversation of the note and the exercise of the warrants will equal more than 20% of the Company’s outstanding shares and require the vote of the Company’s stockholders. Once approved by the stockholders, the warrants are immediately exercisable and may be exercised until March 2008. The conversion price of the note is $1.50 per share and is due if not converted on May 31, 2002. The exercise price per share of the warrants is $2.70.

In May 2001, the Company issued a warrant to purchase up to 30,000 shares of the Company’s Common Stock to L. Thomas Baldwin III. The warrant is immediately exercisable and may be exercised until May 31, 2006. The exercise price per share of the warrant is $1.57.

In May 2001, the Company issued a warrant to purchase up to 20,000 shares of the Company’s Common Stock to Douglas S. Zorn. The warrant is immediately exercisable and may be exercised until May 31, 2006. The exercise price per share of the warrant is $1.57.

In June 2001, the Company issued a warrant to purchase up to 56,818 shares of the Company’s Common Stock to L. Thomas Baldwin III, as set forth in a promissory note and secured by the Infotel Technologies (Pte) Ltd. (“Infotel”) assets. The warrant is immediately exercisable and may be exercised until June 8, 2006. The exercise price per share of the warrant is $2.64.

In October 2001, the Company issued a warrant to purchase up to 59,524 shares of the Company’s Common Stock to L. Thomas Baldwin III, as set forth in a promissory note and secured by the Company’s Voice Plus Accounts Receivables. The warrant is immediately exercisable and may be exercised until October 31, 2006. The exercise price per share of the warrant is $1.68.

In October 2001, the Company issued a warrant to purchase up to 59,524 shares of the Company’s Common Stock to Douglas S. Zorn, as set forth in a promissory note and secured by the Company’s Voice Plus Accounts Receivables. The warrant is immediately exercisable and may be exercised until October 31, 2006. The exercise price per share of the warrant is $1.68.

In November 2001, the Company issued a warrant to purchase up to 150,000 shares of the Company’s Common Stock to L. Thomas Baldwin III, as set forth in a promissory note and secured by the Company’s VoicePlus and Infotel assets. The warrant is immediately exercisable and may be exercised until November 28, 2006. The exercise price per share of the warrant is $1.29.

In November 2001, the Company issued a warrant to purchase up to 77,519 shares of the Company’s Common Stock to Robert J. Schmier, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until November 28, 2006. The exercise price per share of the warrant is $1.29.

In January 2002, the Company issued a warrant to purchase up to 301,205 shares of Common Stock to L. Thomas Baldwin III, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until January 17, 2007. The exercise price per share of this warrant is $1.66.

In January 2002, the Company issued a warrant to purchase up to 277,778 shares of Common Stock to L. Thomas Baldwin III, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until January 24, 2007. The exercise price per share of this warrant is $1.80.

In February 2002, the Company issued a warrant to purchase up to 214,286 shares of Common Stock to L. Thomas Baldwin III, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until February 8, 2007. The exercise price per share of this warrant is $1.40.

In March 2002, the Company issued a warrant to purchase up to 64,935 shares of Common Stock to Douglas S. Zorn, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until March 8, 2007. The exercise price per share of this warrant is $1.54.

In March 2002, the Company issued a warrant to purchase up to 37,879 shares of Common Stock to Allen F. Jacobson, as set forth in a promissory note and secured the the Infotel assets. The warrant is immediately exercisable and may be exercised until March 22, 2007. The exercise price per share of this warrant is $1.32.

In March 2002, the Company issued a warrant to purchase up to 37,879 shares of Common Stock to Robert J. Schmier, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until March 22, 2007. The exercise price per share of this warrant is $1.32.

In March 2002, the Company issued a warrant to purchase up to 37,879 shares of Common Stock to Douglas S. Zorn, as set forth in a promissory note and secured by the Infotel assets. The warrant is immediately exercisable and may be exercised until March 22, 2007. The exercise price per share of this warrant is $1.32.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2003 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, between                     and                    . A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2003 annual meeting of stockholders must be received by the Company not later than                 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% percent of the Company’s equity securities (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in ownership of the Company’s equity securities with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal year 2000, all Reporting Persons complied with all applicable filing requirements except                     .

Other Matters

The Company knows of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares at the direction of the Company’s Board of Directors.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FINANCIAL AND OTHER INFORMATION

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, changes in accountants and quantitative and qualitative disclosures about market risk as contained in the following documents previously filed with the Securities and Exchange Commission are hereby incorporated by reference into this proxy statement:

a.  Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2000 and May 3, 2002;

b.  Quarterly Report on Form 10-Q filed for the quarter ended December 31, 2001; and

c.  Annual Report on Form 10-K filed for the fiscal year ended September 30, 2001.

ANNUAL REPORT ON FORM 10–K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, APPIANT TECHNOLOGY, INC. 6663 OWENS DRIVE, PLEASANTON, CALIFORNIA 94588, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE 2001 REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By	Order of the Board of Directors,

Do	uglas S. Zorn,
Ch	ief Executive Officer and President
Ap	piant Technologies Inc.

Pleasanton, California
June    , 2002

APPIANT TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF APPIANT TECHNOLOGIES INC.

The undersigned hereby appoints Douglas S. Zorn and Christopher S. Borders to act jointly or alone, as proxies, with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock and/or Series B preferred stock of Appiant Technologies Inc. (the “Company”) held of record by the undersigned on May 30, 2002 at the annual meeting of stockholders to be held on June 24, 2002, at 10:00 a.m. Pacific Daylight Time or any adjournment or adjournments thereof.

PROPOSAL 1.    ELECTION OF DIRECTORS.    To elect four directors to the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

(1) Douglas S. Zorn	(3) N. Bruce Walko
(2) L. Thomas Baldwin III	(4) Robert J. Schmier

☐    FOR ALL THE NOMINEES LISTED ABOVE

☐    WITHHOLD AUTHORITY

☐    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

PROPOSAL 2.    RATIFICATION AND APPROVAL OF SECURITIES ISSUANCE.    To consider and vote upon a proposal to ratify and approve (i) the issuance and sale of up to $4,145,750 of secured convertible debentures and related warrants to certain investors and (ii) the issuance of common stock issuable upon the conversion of such secured convertible debentures and the exercise of such warrants.

☐    FOR                    ☐     AGAINST                 ☐    ABSTAIN

PROPOSAL 3.    RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS.    To ratify and approve the appointment of PricewaterhouseCoopers LLP, as the Company’s independent certified public accountants for the Company’s fiscal year ending September 30, 2002.

☐    FOR                     ☐    AGAINST                    ☐    ABSTAIN

PROPOSAL 4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

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In their discretion, the proxies are authorized to vote upon other business as may come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3.

Date: _______________________________ , 2002

________________________________________ (Signature)

________________________________________ (Signature)

PLEASE SIGN HERE

Please date this proxy and sign your name exactly as it appears hereon.

Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
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